Exhibit 24.2

I, Kelly Grez, Deputy Corporate Secretary of Merck & Co., Inc. (the “Company”), a corporation duly organized and existing under the laws of the State of New Jersey, do hereby certify that the following is a true copy of a resolution adopted by unanimous written consent of the Board of Directors of the Company on February 25, 2021 in accordance with the provisions of the By-Laws of the Company:

“Special Resolution No. 13 – 2021

RESOLVED, that the proposed form of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2020, attached hereto, is hereby approved with such changes as the proper officers of the Company, with the advice of counsel, deem appropriate;

FURTHER RESOLVED, that each officer and director who may be required to execute the aforesaid Annual Report on Form 10-K or any amendments thereto (whether on behalf of the Company or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) is hereby authorized to execute a power of attorney appointing Jennifer Zachary as his/her true and lawful attorney to execute in his/her name, place and stead (in any such capacity) such Annual Report on Form 10‑K and any and all amendments thereto and any and all exhibits and other documents necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission, the attorney to have power to act and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer or director might or could do in person; and

FURTHER RESOLVED that an executed copy of the Action by Unanimous Written Consent be filed with the minutes of the meetings of the Board of Directors of the Company."

IN WITNESS WHEREOF, I have hereunto subscribed my signature and affixed the seal of the Company this 25th day of February 2021.

[Corporate Seal]	/s/ Kelly Grez
Kelly Grez Deputy Corporate Secretary